SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        November 12, 2002
                                                        ------------------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.      Other Events.

Future Earnings Growth
----------------------

Over the 2002 to 2007 period, the Company expects earnings from continuing operations to grow at an average annual rate of 8 to 11 percent. This assumes average NYMEX benchmark prices of $26.35 per barrel of crude oil and $3.15 per million British thermal units for North America natural gas.

Deepwater Gulf of Mexico Appraisal
----------------------------------

The Company announced that the second appraisal well on the deepwater Trident prospect in the Gulf of Mexico was successful. The Company expects to move forward with studies on development options. The Company has no plans for further appraisal wells on the Trident prospect, and the development schedule will depend on industry drilling results in the area. The Trident prospect area covers seven blocks in Alaminos Canyon. Unocal is operator and has a 59.5-percent working interest in the prospect.

Alaska Restructuring
--------------------

The Company's Alaska business unit is implementing a restructuring program to improve its Cook Inlet business profitability through reducing capital investments, elimination of duplicate services, shutting in certain facilities, and streamlining operational, technical and support functions. The Company's Baker and Dillon platforms will be shut in over the next few months. The Unocal Kenai office will be closed. Some Kenai office jobs will be eliminated, while the worksite for some Kenai office jobs will be moved to the Anchorage office and other locations on the Kenai Peninsula. As a result of the restructuring, a workforce reduction of 71 positions has occurred at field locations and at the Anchorage and Kenai offices. Of the 71 positions, 47 employees have been laid off, 12 employees have been transferred and 12 contract positions have been eliminated. This number is approximately 18 percent of Unocal Alaska's total work force. The restructuring came as a result of a thorough analysis of the Company's Alaska business unit with the object to improve profitability and viability in a mature business.

Midstream
---------

The Company has completed the sale of certain investment interests in three nonstrategic refined product pipelines in the U.S. during November for a total cash consideration of $54 million.


This filing contains certain forward-looking statements about Unocal's future earnings growth, operations and possible development activities. These statements are not guarantees of future performance. The statements are based upon Unocal's current expectations and beliefs and are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. Actual results could differ materially as a result of factors discussed in Unocal's amended 2001 Annual Report on Form 10-K/A and subsequent reports.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                           UNOCAL CORPORATION
                                           ------------------
                                           (Registrant)




Date:  November 21, 2002                  By:  /s/ JOHN A. BRIFFETT
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                                           John A. Briffett
                                           Assistant Comptroller

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